EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




      We have issued our report dated June 6, 2000, accompanying the financial statements and schedules included in the Bay Bancshares, Inc. Employees Savings Plan on Form 11-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Bay Bancshares, Inc. on Form S-8 (File No. 333-76387).




/S/ GRANT THORNTON LLP


Houston, Texas
July 10, 2000